 UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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☐	Definitive Proxy Statement
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☐	Soliciting Material Pursuant to §240.14a-12
SS&C TECHNOLOGIES HOLDINGS, INC.
(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement if Other than the Registrant)

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SS&C TECHNOLOGIES HOLDINGS, INC.

80 Lamberton Road

Windsor, Connecticut 06095

May 8, 2020

NOTICE OF CHANGE OF LOCATION  OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held on May 20, 2020

This Notice of Change of Location (the “Notice”) provides updated information with respect to the 2020 Annual Meeting of Stockholders (the “Annual Meeting”) of SS&C Technologies Holdings, Inc. (the “Company”). On April 6, 2020, the Company commenced distribution to its stockholders of its proxy materials for the Annual Meeting, filed with the Securities and Exchange Commission that same day. This Notice should be read in conjunction with those proxy materials

On May 8, 2020, the Company issued a press release announcing that due to the public health impact of the novel coronavirus (COVID-19) pandemic and to protect the health and well-being of its employees, stockholders and the broader community, the Annual Meeting will be held in a virtual meeting format only, via live audio webcast.

NOTICE IS HEREBY GIVEN that the Annual Meeting will be held virtually on Wednesday, May 20, 2020, at 9:00 a.m. (EDT). The virtual meeting can be accessed at www.virtualshareholdermeeting.com/SSNC2020. You will not be able to attend the Annual Meeting in person.

As described in the proxy materials for the Annual Meeting previously distributed, attendance at the Annual Meeting is open to stockholders of record at the close of business on March 23, 2020 and guests. To be admitted to the Annual Meeting at www.virtualshareholdermeeting.com/SSNC2020 as a stockholder, you must enter the 16-digit control number found on your proxy card, voting instruction form or notice you previously received. Those without a 16-digit control number may attend the Annual Meeting as guests, but will not be entitled to ask questions or vote. We encourage you to access the meeting 15 minutes in advance of the designated start time to allow time for you to log-in and test your device’s audio system.

You may ask questions and vote during the Annual Meeting by following the instructions available on the meeting website during the meeting. Whether or not you plan to attend the Annual Meeting, you are encouraged to vote in advance of the meeting by one of the methods described in the proxy materials for the Annual Meeting. The proxy card included with the proxy materials previously distributed will not be updated to reflect the change in meeting location and may continue to be used to vote your shares in connection with the Annual Meeting.

Your vote is important, regardless of the number of shares you own. Whether or not you plan to attend the Annual Meeting we hope you will take the time to vote your shares. If your shares are held in “street name,” meaning they are held for your account by a bank, broker or other nominee, you will have received instructions from the holder of record that you must follow for your shares to be voted. Even if you plan to attend the Annual Meeting, please vote now using one of methods described in the proxy materials. You can change your vote at the meeting if you choose to do so.

By Order of the Board of Directors,

JOSEPH J. FRANK
Senior Vice President, Chief Legal Officer and Secretary

Dated: May 8, 2020

The Annual Meeting of Stockholders on May 20, 2020 at 8:00 a.m. EDT will be accessible at: www.virtualshareholdermeeting.com/SSNC2020.

Our Proxy Statement and our Annual Report on Form 10-K for the fiscal year ended December 31, 2019 are available at: www.proxyvote.com.